UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

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☒Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐Definitive Information Statement

WESTERGAARD.COM, INC.
(Name of Registrant As Specified In Charter)

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WESTERGAARD.COM, INC.
Chendai Andou Industry Park, Jinjiang,
Quanzhou, Fujian, China 362211

INFORMATION STATEMENT
(Preliminary)

March 2, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of WESTERGAARD.COM, INC.:

The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “Common Stock”), a Delaware corporation,  to notify such stockholders that we have received written consent of our majority stockholder holding the voting rights equivalent to 98.6% of the outstanding shares of Common Stock authorizing

(i)	to change the name of the Company to “ANBAILUN, Inc.” (the “Name Change”).

On March 2, 2011, our Board of Directors approved the Name Change subject to the approval of our stockholders. The majority stockholder approved the Action by written consent in lieu of a special meeting on March 2, 2011 in accordance with the Delaware General Corporation Law.

Pursuant to Section 242(b) of the Delaware General Corporation Law, and our Certificate of Incorporation and By-Laws, together with all amendments thereto, the Actions may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the Actions by our Board of Directors and written consent of our majority stockholder are sufficient under the Delaware Corporate Corporation Law, our Certificate of Incorporation and our By-Laws with all amendments thereto. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Actions. The Name Change will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware after this Information Statement is effective.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 2, 2011

By Order of the Board of Directors of WESTERGAARD.COM, INC.

By:	/s/ Jinbiao Ding
President, Chief Executive Officer
Jinbiao Ding

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on March 2, 2011 (the “Board Consent”), the Board of Directors adopted resolutions approving a Name Change, and proposing that such resolution be submitted for a vote of the stockholders of Westergaard.com, Inc. (“the Company”).  The action taken by the Board of Directors with respect to the Name Change was subsequently adopted by the written consent of the Company’s stockholder entitled to vote a majority of the shares of Common Stock outstanding on March 2, 2011 (the “Stockholder Consent”).

The reasons for, and general effect of, the Name Change is described below in “AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of Common Stock.

GENERAL INFORMATION

This Information Statement is first being mailed or otherwise furnished to our stockholders, on or about March 2, 2011, by the Board to notify the shareholders that the holder of a majority of our outstanding voting stock has approved by written consent in lieu of a special meeting.

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Company. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

Shareholders Entitled to Vote

As of March 2, 2011 (the “Record Date”), 34,431,221 shares of our common stock were issued and outstanding.  No other class of our capital stock or other shares was outstanding as of that date.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the actions.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION I NAME CHANGE
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that since other companies have a name similar to ours, it is in the best interests of the Company to change our corporate name from Westergaard.com, Inc. to ANBAILUN, Inc.

Purpose of the Name Change

On March 2, 2011, the Company’s Board of Directors and person owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to ANBAILUN, Inc. The Board believes that the name change better reflects the nature of the Company’s current and anticipated operations in light of the reverse merger and share exchange transaction that we entered into with Anbailun International Holdings, Limited on February 11, 2011.

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Delaware in order to effect the Name Change.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

 The following documents as filed with the Commission by us are incorporated herein by reference:

1.	Current Report on Form 8-k filed on February 11, 2011
2.	Annual Report on Form 10-K for the year ended October 31, 2010, filed on January 28, 2011;
3.	Quarterly Report on Form 10-Q for the quarter ended July 31, 2010, filed on September 14, 2010;
4.	Quarterly Report on Form 10-Q for the quarter ended April 30, 2010, filed on June 14, 2010;
5.	Quarterly Report on Form 10-Q for the quarter ended January 31, 2010, filed on March 9, 2010.

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the stockholders holding a majority of our voting securities on the Record Date, we had 34,431,221 shares of our common stock issued and outstanding, and there were no shares of preferred stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On the Record Date, the holder of 33,949,212 shares (or approximately 98.6% of the 34,431,221 shares of Common Stock then outstanding) executed and delivered to us a written consent approving the Name Change. Pursuant to the Delaware General Corporation Law, unless otherwise provided in our Certificate of Incorporation, the written consent of a majority of the outstanding stock entitled to vote in lieu of special meeting shall be sufficient for the name change.  Since the action has been approved by the majority stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Amount (number of shares)		Percentage of Outstanding Shares of Common Stock
Ansheng International Inc.(1)	33,949,212	(3)	98.6%
Ding Jinbiao(2)	0		0%

(1) We anticipate a share transfer agreement to be entered into by and between Mr. Lam Chiu Ming as the sole shareholder of Ansheng International Inc. and Mr, Ding Jinbiao, and pursuant to the share transfer agreement the shares owned by Ansheng International Inc., subject to the shares discussed in note 3, will be transferred from Mr. Lam to Mr. Ding.

(2) Pursuant to such anticipated share transfer agreement, Mr. Ding Jinbiao, our Chairman, President and Chief Executive Officer, will have an option, subject to certain performance targets, to purchase from Mr. Lam Chiu Ming approximately 28,768,236 shares from Lam Chiu Ming. Accordingly, upon exercise of such option, Mr. Ding will directly own and control 28,768,236 shares, or 83.5%, of our Common Stock.

(3) Pursuant to certain agreements that Ansheng International and its related entity, Anbailun International Holdings, Ltd., entered into with Silver Rock Capital Limited and Bonus Capital Co., Ltd., Ansheng International is obligated to transfer shares to each entity. Specifically, Silver Rock Capital Limited and its affiliated entities have entered into an engagement agreement and a bridge loan with Anbailun. Pursuant to the term sheet, Silver Rock Capital Limited agreed to provide consulting services to Ansheng in connection with a reverse merger and financing in the United States public markets. As consideration for these services, Ansheng agreed that Silver Rock Capital Limited would be entitled to, among other items, equity equal to 9.5% of the total outstanding shares post-Closing. The shares that Silver Rock is entitled to will be transferred to Silver Rock from Ansheng’s share ownership. Additionally, Bonus Capital entered into a marketing consultancy agreement with Anbailun to provide marketing and consulting services on the matter of Company’s going public in the U.S. capital market. In consideration of the services, Bonus Capital will receive: (i) a number of shares of common stock of the Company equal to 5% of total issued and outstanding shares post-closing of the reverse merger and financing; and (ii) 3-year warrants to purchase the number of shares of common stocks equal to 4% of the total number of shares issued in the private placement with the U.S. public shell company, exercisable at a price equal to 120% of the purchase price per unit in the financing. The shares that Bonus Capital is entitled to will transferred from the shares issued to Ansheng International in the closing of the Exchange Agreement. It is expected that this will result in an issuance of 3,259,415 and 1,921,561 shares being issued to Silver Rock and Bonus Capital, respectively.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right under the Delaware General Corporation Law, Certificate of Incorporation consistent with above or By-Laws to dissent from any of the provisions adopted.

EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, the Name Change shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March 26, 2011, or as soon thereafter and is practicable.

By Order of the Board of Directors

By:	/s/ Jinbiao Ding
Jinbiao Ding
President, Chief Executive Officer
& Chairman of the Board